Exhibit 5.1

May 28, 2021

East West Bancorp, Inc.
135 North Los Robles Ave., 7th Floor
Pasadena, California 91101

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Corporate Secretary of East West Bancorp, Inc., a Delaware corporation (the “Company”), and I am rendering this opinion in connection with the registration by the Company under the Securities Act of 1933 (the “Act”) of 3,100,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (such registration statement is herein referred to as the “Registration Statement”). The Shares may be offered and sold under the East West Bancorp, Inc. 2021 Stock Incentive Plan (the “2021 Plan”).
I have reviewed such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. I have assumed that all signatures are genuine, that all documents submitted to me as originals are authentic and that all copies of documents submitted to me conform to the originals.
I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.
Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the 2021 Plan and any individual agreements relating to such Shares, will be validly issued, fully paid and nonassessable.
I am a member of the bar of the State of California. I do not express any opinion herein on any laws other than the General Corporation Law of the State of Delaware.
I hereby consent to the use of my name under the heading “Interests of Named Experts and Counsel” in the Registration Statement. I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Lisa L. Kim
Lisa L. Kim
Executive Vice President, General Counsel and Corporate Secretary